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                                                                     Exhibit 5.2


                [Letterhead of Potter Anderson & Corroon LLP]



                                 May 3, 1999


EFG Funding Corporation
495 Station Avenue
S. Yarmouth, Massachusetts 02664


        Re:    EFG Funding Corporation
               Registration Statement on Form S-3
               (Registration No. 333-64009)
               ----------------------------


Ladies and Gentlemen:


        We have acted as special Delaware counsel to EFG Funding Corporation, a Delaware corporation (the "Registrant"), in connection with the above-captioned Registration Statement (such registration statement together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Registrant with the Securities and Exchange Commission in connection with the registration by the Seller of asset backed notes ("Notes") and asset backed certificates ("Certificates" and, together with Notes, the "Securities").

        As described in the Registration Statement, Notes and Certificates will be issued from time to time in series, each series to be issued by a Delaware business trust (each, a "Trust") to be formed by the Registrant pursuant to a Trust Agreement (each, a "Trust Agreement") between the Registrant and the trustee thereunder. With respect to each related Trust, Certificates may be issued pursuant to the related Trust Agreement and Notes will be issued pursuant to an Indenture (each, an "Indenture") between the related Trust and an indenture trustee. Notes and Certificates of a related Trust will be sold from time to time pursuant to an underwriting agreement (each, an "Underwriting Agreement") between the Registrant and the various underwriters named therein.

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EFG Funding Corporation
May 3, 1999
Page 2


        For purposes of giving the opinions hereinafter set forth, we have only examined the Registration Statement and the following documents filed with the Commission as part of the Registration Statement[, which are the only documents we have deemed relevant and necessary as a basis for the opinions hereinafter expressed]:

        1. The form of Certificate of Trust for a Trust (the "Certificate of Trust");

        2.   The form of the Trust Agreement for a Trust;

        3.   The form of the Indenture;

        4.   The form of Underwriting Agreement; and

        5. The form of Servicing Agreement by and among the Trust, the Registrant, the Servicer thereunder and the Eligible Lender Trustee thereunder.

        The documents referred to in (1) through (5), are collectively referred to as the "Agreements" and individually as an "Agreement." The documents referred to in (2), (3) and (4) are collectively referred to as the "Transaction Documents."

        For purposes of this opinion, we have not reviewed any documents other than the Registration Statement and the documents listed in (1) through (5) above and have conducted no independent factual investigation of our own. In particular, we have not reviewed any document (other than the documents listed in (1) and (5) above) that is referred to or incorported by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.

        As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

        Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

        A. When and if (i) the Trust Agreement for the related Trust has been duly authorized, executed and delivered by each of the Registrant and the Trustee, respectively, (ii) the Certificate of Trust for the related Trust has been duly authorized, executed and filed with the Secretary of State of Delware by the related Trustee meeting the requirements of Section 3807 of the Business Trust Statute, and (iii) the terms of the Certificates for the related Trust have been duly fixed in accordance with the Transaction Documents, subject to the other qualifications set forth herein, such Certificates will have been duly authorized, and when the Certificates with the terms so fixed shall have been duly executed and authenicated under the Transaction Documents and the Registration Statement and otherwise issued and sold in


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EFG Funding Corporation
May 3, 1999
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accordance with the Transaction Documents and the Registration Statement, and in
a manner consistent therewith, such Certificates will be validly issued, fully paid and non-assessable beneficial interests of the related Trust.


        B When and if (i) each of the actions referred to in paragraph A above has occurred, (ii) the Indenture for the related Trust has been duly authorized, executed and delivered by the related Trust and the Indenture Trustee thereunder, respectively, and (iii) the terms of the Notes have been duly fixed in accordance with the Transaction Documents, subject to the other qualifications set forth herein, the Notes will have been duly authorized, and when the Notes with the terms so fixed shall have been duly executed and authenticated under the Transaction Documents and the Registration Statement and otherwise issued and sold in accordance with the Transaction Documents and the Registration Statement, and in a manner consistent therewith, such Notes will be validly issued Notes of the related Trust.

        All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and expectations:

                a. The foregoing opinions are limited to the laws, rules, regulations and orders of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                b. We have assumed the due execution and delivery by each party listed as party to each document examined by us. We have assumed further the due authorization by each party thereto of each document examined by us, and that each of such parties (exclusive of the related Trust) has the full corporate, or trust or banking, power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties to each of the Agreements is a corporation, bank, national banking association or trust company, validly existing and in good standing under the laws of their respective jurisdictions of organization and that the Agreements to which they are a party do not result in the breach of the terms of, and do not contravene their respective constituent documents, any contractual restriction binding on them or any law, rule or regulation applicable to them. In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                c. We have assumed that once executed, each Certificate of Trust and each Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the related Trust.

                d. We have assumed that no event set forth in Article 9 of a Trust Agreement has occured to the same extent as if such Trust Agreement were in effect on the date hereof.


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EFG Funding Corporation
May 3, 1999
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       e. We have assumed the delivery to, and the payment by, the purchasers of the Securities, all in accordance with the Agreements.

       f. We have assumed that once executed, each of the Transaction Documents will constitute the legal, valid, and binding obligations of the respective parties thereto, enforceable against such parties, respectively, in accordance with its terms.

       g. We have assumed that the aggregate principal amount of the Notes will not exceed the amounts set forth in Section 6.1 of the Trust Agreement and Section 2.2 of the Indenture.

       h. We have assumed that the Transaction Documents, if authorized, executed and delivered for purposes of consummating the transactions herein-above described, will be substantially in the form delivered to us and made a part of the Registration Statement.

       i. We note that we do not assume responsibility for the contents of the Registration Statement.

    We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished to, or quoted or relied upon by, any other Person or entity for any purpose.

                                            Very truly yours,

                                            /s/ Potter Anderson Corroon